FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)

Contents

PAGE	1	Condensed Consolidated Balance Sheet as of September 30, 2007 (Unaudited) and December 31, 2006

PAGE	2	Condensed Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006, and for the period from July 14, 2004 (inception) through September 30, 2007 (Unaudited)

PAGE	3	Condensed Consolidated Statement of Changes in Stockholders’ Deficiency for the period from July 14, 2004 (inception) through September 30, 2007 (Unaudited)

PAGE	4	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006, and for the period from July 14, 2004 (inception) through September 30, 2007 (Unaudited)

PAGES	5-8	Notes to Condensed Consolidated Financial Statements as of September 30, 2007 (Unaudited)

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007 (Unaudited)	December 31, 2006

ASSETS

Current Assets
Cash	$22,312	$6
Stock subscriptions receivable	9,550	9,550
Total Current Assets	31,862	9,556

Long Term Assets
Office equipment (net of accumulated depreciation of $1,751 and $1,124, respectively)	760	1,387

TOTAL ASSETS	$32,622	$10,943

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

LIABILITIES
Notes payable	$32,500	$-
Due to affiliated company	109,552	89,351
Accrued expenses	147,500	-

Total Current Liabilities	289,552	89,351

STOCKHOLDERS’ DEFICIENCY

Preferred Stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock to be issued (100,000 shares)	10	10
Additional paid in capital	9,990	9,990
Deficit accumulated during development stage	(266,930)	(88,408)

Total Stockholders’ Deficiency	(256,930)	(78,408)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$32,622	$10,943

See accompanying notes to condensed consolidated financial statements.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006	For the Period From July 14, 2004 (Inception) through September 30, 2007

Income	$-	$-	$49

Expenses
Rent	17,550	22,700	98,250
Professional fees	160,150	525	161,175
Office	194	888	1,989
Depreciation	628	142	1,751
Travel and entertainment	-	3,360	3,814

Total expenses	178,522	27,615	266,979

NET LOSS	$(178,522)	$(27,615)	$(266,930)

See accompanying notes to condensed consolidated financial statements.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM JULY 14, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2007
(Unaudited)

	Common Stock to be Issued	Stock Subscriptions Receivable	Additional Paid In Capital	Deficit Accumulated During Development Stage	Total

Net loss for the period ended December 31, 2004	$-	$-	$-	$(16,716)	$(16,716)

BALANCE AT DECEMBER 31, 2004	-	-	-	(16,716)	(16,716)

Common stock to be issued (5,750,000 shares)
in exchange for subscriptions receivable	575	(5,750)	5,175	-	-

Net loss for the year ended December 31, 2005	-	-		(37,056)	(37,056)

BALANCE AT DECEMBER 31, 2005	$575	$(5,750)	$5,175	$(53,772)	$(53,772)

Cancellation of stock subscriptions (5,750,000 shares)	(575)	5,750	(5,175)	-	-

Common stock to be issued (100,000 shares)
in exchange for subscriptions receivable	10	(10,000)	9,990	-	-

Net loss for the year ended December 31, 2006	-	-		(34,636)	(34,636)

BALANCE AT DECEMBER 31, 2006	$10	$(10,000)	$9,990	$(88,408)	$(88,408)

Net loss for the period ended September 30, 2007	-	-	-	(178,522)	(178,522)

BALANCE AT SEPTEMBER 30, 2007	$10	$(10,000)	$9,990	$(266,930)	$(266,930)

See accompanying notes to condensed consolidated financial statements.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006	For The Period From July 14, 2004 (Inception) through September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(178,522)	$(27,615)	$(266,930)

Adjustment to reconcile net loss to net cash provided by operating activities:

Depreciation expense	628	142	1,751

Changes in operating assets and liabilities:

Decrease in stock subscriptions receivable	-	-	(9,550)
Increase in notes payable	32,500	-	32,500
Increase in accrued expenses	147,500	-	147,500
Increase in due to affiliated company	20,200	28,443	109,552

Net Cash Provided By Operating Activities	22,306	970	14,823

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of office equipment	-	(970)	(2,511)

Net Cash Used In Investing Activities	-	(970)	(2,511)

CASH FLOWS FROM FINANCING ACTIVITIES:

Sale of stock subscriptions	-	-	10,000

Net Cash Provided By Financing Activities	-	-	10,000

INCREASE IN CASH	22,306	-	22,312

CASH – BEGINNING OF PERIOD	6	11	-

CASH – END OF PERIOD	$22,312	$11	$22,312

See accompanying notes to condensed consolidated financial statements.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(Unaudited)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization and Business Operations

Focus Views, Inc. was incorporated under the laws of the State of Delaware on November 14, 2006. A wholly owned subsidiary, Focus Views, Inc. was incorporated on July 14, 2004 under the laws of the State of Florida (collectively, the “Company”). The Company is considered to be in the development stage.

The Company was formed for the purpose of providing clear, concise, and consolidated market data and news to the investment community, primarily through the Internet. The Company’s offices are located in Hallandale, Florida. The Company’s fiscal year end is December 31st.  There have been no significant operations since inception. The Company is in the process of raising additional capital and financing for future operations.

(B) Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. They do not include all of the information and footnotes required for complete financial statements.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.  The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

(C) Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(Unaudited)

(D) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(E) Recent Accounting Pronouncements

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted account principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS no. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 is effective as of the beginning of a company’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company is currently assessing the potential effect of SFAS No. 159 on its financial statements.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(Unaudited)

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 2	DUE TO AFFILIATED COMPANY

Various office and organizational expenses, including rent expense (see Note 3), have been paid by a corporation which is 100% owned by the Company’s Chief Executive Officer. These start-up and office expenses are being accrued and comprise the balance of due to affiliated company on the balance sheet.

NOTE 3	LEASE AGREEMENT

The Company rents office space from an affiliated company (see Note 2) on a month to month basis under a verbal agreement. The Company accrues this rent expense at $1,950 per month.

NOTE 4	INCOME TAXES

At September 30, 2007 and 2006 the company had net operating loss carry-forwards for both federal and state purposes of $219,430 and $81,388 respectively. This resulted in the Company having potential deferred tax assets of $43,505 and $15,907, at September 30, 2007 and 2006, respectively.

These potential deferred tax assets have been entirely offset by valuation allowances resulting in net deferred tax assets of zero. The Company’s management has not determined that it is more likely than not that the deferred tax assets will be realized through future taxable income.

NOTE 5	NOTES PAYABLE

During the nine months ended September 30, 2007 the Company issued $32,500 of notes payable to raise operating funds. These notes are all due within 1 year and will accrue interest at the rate of 10%.

NOTE 6	ACCRUED EXPENSES

During the nine months ended September 30, 2007 the Company entered into a financial services agreement with an outside consulting firm in exchange for 100,000 shares of stock valued at $100,000 and to be issued when the Company goes public. Also see Note 8.

FOCUS VIEWS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
(Unaudited)

NOTE 7	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has a net loss of $219,430 for the period from July 14 (inception) through September 30, 2007, a working capital deficiency of $210,190 and a stockholders’ deficiency of $209,430 as of September 30, 2007.  These matters raise substantial doubt about our ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to raise capital and develop profitable operations.  In order to improve the Company’s liquidity, management is actively pursuing the completion of a merger with a public company. There can be no assurance the Company will be successful in its efforts to raise additional financing.

NOTE 8	SUBSEQUENT EVENTS

In November 2007, the Company collected in full the stock subscriptions receivable.

In November 2007, the Company has initiated the right to buy out the interest of a party resulting from an agreement entered into in January 2007, wherein that party was to assist the Company in certain business related transactions. The buyout fee is $100,000, payable in cash or the equivalent number of common stock shares as will be determined at a future date.

In December 2007, the Company and Tradeshow Products, Inc., a U.S. public shell company incorporated in the state of Nevada, entered into an Agreement and Plan of Reorganization whereby Tradeshow Products, Inc. agrees to acquire all of the issued and outstanding shares of the Company. Pursuant to this Agreement, Tradeshow Products has agreed to cancel 23,275,000 shares of its issued and outstanding common stock and then issue 79,000,000 shares of common stock to the shareholders of the Company, resulting in Tradeshow Products having 101,225,000 shares of common stock issued and outstanding and the shareholders of the Company controlling an aggregate of 78% of the common stock. As a result of this acquisition, the Company became a wholly owned subsidiary of Tradeshow Products, Inc. The current officers and directors of Tradeshow Products, Inc. resigned and the current officer and director of the Company was appointed the sole officer and director.